UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2007

River Hawk Aviation, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

954 Business Park Drive, Traverse City, MI	49686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On May 23, 2007, River Hawk Aviation, Inc. (the “Company”) entered into an agreement (the “Agreement”) to merge the commonly-owned Profile Aviation Center, Inc., and Profile Services, Inc. (collectively, “Profile Aviation Services”) into the Company in exchange for an 8% convertible note (the “Note”), 1,500,000 shares of common stock of River Hawk (“Merger Common Stock”) and One Million, Five Hundred Thousand Dollars ($1,500,000.00) in cash to Profile Aviation Services (the “Cash Consideration”). Upon the closing of the agreement, which is scheduled to occur as soon as practicable but not later than September 30, 2007 (the “Closing”), Profile Aviation Center, Inc., and Profile Services, Inc. will exist as wholly-owned subsidiaries of the Company.

The Note bears an annual interest rate of 8% and is payable in three (3) installments, including a first installment of One Million Dollars ($1,000,000.00) payable one year following the execution of the Agreement, a second installment of One Million Dollars ($1,000,000.00) payable two years following the execution of the Agreement, and a third installment of Five Hundred Thousand Dollars ($500,000.00) payable three years following the execution of the Agreement. The Note is convertible into common stock of the Company at Profile Aviation Service’s option at a conversion price equal to the ten (10) day trailing average of the bid and ask price as quoted on the Over the Counter Bulletin Board (OTCBB) or substantially similar quotation system or exchange, at the time of conversion.

The amount of Merger Common Stock is subject to increase, depending upon the price per share of common stock as quoted on the OTCBB, or substantially similar quotation system or exchange, at the time of conversion.

Delivery of the Cash Consideration is a condition of the Closing. The Closing is also subject to customary conditions and warranties.

Based in Hickory, North Carolina, Profile Aviation Services is a full service, fixed base operation (FBO) including two corporations, Profile Aviation Center, Inc., and Profile Services, Inc., that provides charter aviation services, aircraft rentals and leasing. In addition, Profile Aviation Services provides flight school training and aviation equipment repair, maintenance and modification services. The majority shareholder and President of Profile Aviation Services, Carroll Smith, was appointed to the board of directors of the Company on April 2, 2007, as disclosed in a Form 8-K filed by the Company on April 3, 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)
Financial statements.  The financial statements of River Hawk Aviation, Inc., for the period preceding the consummation of the Asset Purchase Agreement shall be filed in pursuant to Rule 3-05(b) of Regulation S-X within 71 days following this Form 8-K.

(b)	Pro forma financial information. Pro forma financial information, as required under pursuant to Rule 11 of Regulation S-X, shall be filed within 71 days following this Form 8-K.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.10	Agreement and Plan of Merger	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RIVER HAWK AVIATION, INC.
(Company)

/s/_Calvin Humphrey
By: Calvin Humphrey
Its: President, CEO
Date: May 24, 2007